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                                                                   Exhibit 10.4


                           ENHANCE REINSURANCE COMPANY
                            SUPPLEMENTAL PENSION PLAN

                             EFFECTIVE: JULY 1, 1999

PURPOSE:

The purpose of the Enhance Reinsurance Company Supplemental Pension Plan is to provide a select group of highly compensated or management Employees who participate in the Enhance Reinsurance Company Pension Plan with a specified level of benefits that they are unable to receive under the Pension Plan by reason of limitations imposed under Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986.

SECTION 1: DEFINITIONS

1.1 "Actuarial Equivalent" means a benefit determined using the actuarial tables and interest rate in effect under the Pension Plan at the time payment under the Supplemental Plan is made.

1.2 "Administrator" means the Company or such person or persons as the Company may designate.

1.3 "Benefit Limitations" means the limitations imposed on the Pension Plan by Sections 401(a)(17) and 415 of the Code.

1.4 "Code" means the Internal Revenue Code currently in effect, and as amended from time to time. All reference to the Code shall include the regulations and rulings promulgated thereunder.

1.5   "Company" means Enhance Reinsurance Company.

1.6 "Compensation" means those items of compensation paid to a Participant that are included within the definition of Annual Compensation under the Pension Plan.

1.7 "Effective Date" means July 1, 1999, the first date the Supplemental Plan became effective.

1.8   "Employee" means an individual who is employed by a Participating Company.

1.9 "Participant" means any individual who participates in the Supplemental Plan in accordance with Section 2.



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1.10  "Participating Company" means the Company or other entity that is a member of a controlled group of entities of which the Company is a component, which has adopted the Pension Plan and the Supplemental Plan for its employees.

1.11  "Pension Plan" means the Enhance Reinsurance Company Pension Plan.

1.12 "Supplemental Plan" means the Enhance Reinsurance Company Supplemental Pension Plan, as set forth herein and as amended from time to time.

1.13 "Year of Credited Service" means the period of service with a Participating Company that is used to determine a Participant's accrued benefit under the Pension Plan.

Wherever used herein, words in the masculine form shall be deemed to refer to females as well as to males, and the singular form shall be used to include the plural as applicable.

SECTION 2: ELIGIBILITY AND PARTICIPATION

An Employee shall be a Participant in the Supplemental Plan with respect to the benefits set forth in Section 3, provided such Employee is a participant in the Pension Plan and further provided such Employee's accrued benefit under the Pension Plan is subject to Benefit Limitations.

SECTION 3: VESTING AND BENEFITS

3.1 VESTING:

A Participant shall vest in the benefit provided under the Supplemental Plan to the same extent and at the same rate as such Participant vests in his accrued benefit under the Pension Plan.

3.2 SUPPLEMENTAL BENEFIT:

A Participant's benefit under the Supplemental Plan shall be the sum of (a) plus
(b):

         (a) 401(A)(17) BENEFIT: If amounts that would otherwise accrue under the Pension Plan by a Participant are not accrued by reason of the application of Section 401(a)(17) of the Code, the Supplemental Plan shall provide a benefit equal to the sum of (i) 1.75% of the Participant's Compensation in excess of the amount permitted by Section 401(a)(17) of the Code to be used to determine a benefit under the Pension Plan multiplied by all Years of Credited Service, but not exceeding 25 years; plus (ii) 1% of the Participant's Compensation in excess of the amount permitted by Section 401(a)(17) of the Code to be used to determine the

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         benefit under the Pension Plan multiplied by all Years of Credited
         Service in excess of 25 years, but not exceeding 5 years;

PLUS

         (b) 415 BENEFIT: If a Participant's benefit under the Pension Plan is reduced by reason of the application of Section 415 of the Code, then, and only with respect to that part of the benefit provided under the Pension Plan that was reduced by application of Section 415 of the Code, the Supplemental Plan shall provide a benefit calculated in accordance with paragraph 3.2(a) above, except that the Compensation used for the calculation shall be limited to the amount of Compensation used to determine the benefit under the Pension Plan that was subject to reduction.

3.3 SPECIAL BENEFIT ENHANCEMENT:

All Participants who are officers of Enhance Reinsurance Company at the level of Executive Vice President and above, or such other Participants as the Company shall designate, and who are fully vested in their accrued benefit under the Pension Plan shall, for the purpose of calculating the benefit under Section 3.2 above, receive 5 additional Years of Credited Service reduced by the number of Years of Credited Service attributable to periods prior to the Effective Date. Notwithstanding the foregoing, Tony Ettinger shall be entitled to receive 5 additional years of Credited Service without reduction.

3.4 FORM AND PAYMENT OF BENEFIT:

The benefit payable under the Supplemental Plan shall be determined as of the date on which the Participant terminates employment with the controlled group of entities of which the Company is a component or the date on which the Participant is found to be disabled in accordance with the terms of the Pension Plan and entitled to receive a disability benefit thereunder, as if paid under the Pension Plan as a single life annuity, and it shall then be converted to a single lump sum payment which shall be the Actuarial Equivalent form of the single life annuity. The benefit due under the Supplemental Plan to a Participant shall become payable in the first calendar quarter of the calendar year following the aforesaid date of determination. If a Participant receives payment of his benefit under the Supplemental Plan and should again become a Participant in the Supplemental Plan, any further benefit payable under the Supplemental Plan shall be reduced by the amount of the benefit previously paid to such Participant under the Supplemental Plan.

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3.5 DEATH BENEFIT:

In the event of the death of a Participant, the benefit, to the extent vested, shall be payable to the Participant's designated beneficiary. The Participant may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Administrator on a form to be prescribed by it; provided that no such designation shall be effective unless received by the Administrator prior to the death of such Participant. If a Participant's beneficiary designation is not on file with the Administrator at the time of the Participant's death, payment of the benefit shall be made to the estate of such Participant as soon as administratively feasible after the date of death.

SECTION 4: GENERAL PROVISIONS

4.1 AMENDMENT, SUSPENSION AND TERMINATION OF THE SUPPLEMENTAL PLAN:

The Company may from time to time amend, suspend, reinstate or terminate the Supplemental Plan, in whole or in part. No amendment, suspension, reinstatement or termination shall have the effect of reducing the amounts payable hereunder with respect to the services of any Participant prior to such amendment, suspension, reinstatement or termination. If the Supplemental Plan is terminated, the Supplemental Plan will continue in effect with respect to any benefits accrued at the time of its termination and payable thereafter by reason of the service of the Participant prior to the time of its termination. A Participating Company may terminate its participation in the Supplemental Plan, and the effect of such termination on the Participants employed by such Participating Company shall be the same as if the Company had terminated the Supplemental Plan

4.2 NO RIGHT OF CONTINUED EMPLOYMENT:

Neither the establishment of the Supplemental Plan nor the payment of any benefits hereunder nor any action of a Participating Company shall be held or construed to confer upon any person any legal right to be continued in the employ of the Participating Company, and the Participating Company expressly reserves the right to discharge any Participant whenever the interest of such Participating Company may so require without liability to such Participating Company, except as to any rights which may be expressly conferred upon a Participant under the Supplemental Plan.

4.3 DISCRETION OF THE ADMINISTRATOR:

Any decision made or action taken by the Administrator arising out of or in connection with the construction, administration, interpretation and effect of the Supplemental Plan shall be within the absolute discretion of the Administrator and shall be conclusive and binding upon all persons.

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4.4 NO SEGREGATION OF CASH OR PROPERTY:

Accounts established for Participants are merely a bookkeeping convenience and a Participating Company shall not be required to segregate any cash or property with respect to any benefit payable under the Supplemental Plan. Nothing provided herein shall be construed as providing for such segregation. No interest at any time shall be allowable or payable with respect to any benefit except as expressly provided herein. Furthermore, a Participating Company shall not be deemed by any provisions of the Supplemental Plan to be a fiduciary with respect to a Participant or the trustee of any cash or property, and the liabilities of a Participating Company to any Participant pursuant to the Supplemental Plan shall be those of a debtor pursuant to such contract obligations as are created by the Supplemental Plan. Such obligation of a Participating Company shall not be deemed to be secured by any pledge or other encumbrance on any property of any Participating Company. To the extent that any person acquires a right to receive payment under the Supplemental Plan, such right shall be no greater than the right of any unsecured general creditor of a Participating Company.

4.5 INALIENABILITY OF BENEFITS AND INTERESTS:

No benefit payable under or interest in the Supplemental Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Nonresident Employee or beneficiary. If any Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in the Supplemental Plan, then the Administrator, in its discretion, may hold or apply such benefit or interests, or any part thereof, to or for the benefit of such Participant or his estate, beneficiary, spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Administrator may consider proper.

4.6 NEW YORK LAW TO GOVERN:

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Supplemental Plan shall be determined in accordance with the laws of the State of New York.

4.7 CHANGE IN CONDITIONS OR FEDERAL INCOME TAX LAWS:

In the event of relevant changes in the federal income tax law, regulations or rulings or other factors affecting the benefits under the Supplemental Plan, the Administrator may, in its sole discretion, accelerate or change the form of payment or distribution of all benefits.

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4.8 AGENTS AND ADVISORS:

In carrying out its powers and obligations under the Supplemental Plan, the Administrator may engage agents, attorneys, appraisers, or other advisors or assistants (who may also be officers or employees of a Participating Company) and may delegate such powers as it deems appropriate.

4.9 TAXES:

The Administrator or Participating Company shall make such arrangements as deemed appropriate for the withholding of any applicable Federal, state or local taxes with respect to the benefits under the Supplemental Plan.

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